UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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Filed by a Party other than the Registrant ☐
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12
INTUITIVE SURGICAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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1020 Kifer Road
Sunnyvale, California 94086

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on Friday, September 22, 2017
TO THE STOCKHOLDERS OF INTUITIVE SURGICAL, INC.:
You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of Intuitive Surgical, Inc., a Delaware corporation, to be held at our principal executive offices located at 1020 Kifer Road, Sunnyvale, California 94086 on Friday, September 22, 2017, at 3:00 p.m. Pacific Time.
This Special Meeting is being held for the purpose of approving a proposal to further amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock that we may issue from 100 million shares to 300 million shares for the purpose of, among other things, effecting a proposed three-for-one stock split of our issued and outstanding Common Stock as part of such amendment, and to transact such other business as may properly come before the meeting or any adjournments thereof.
The Board of Directors has set the close of business on August 25, 2017, as the record date for determining those stockholders who will be entitled to vote at the Special Meeting. The enclosed proxy statement and proxy card are being sent to each stockholder as of the record date.
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to Be Held on Friday, September 22, 2017: The proxy statement is available in the SEC Filings section of the investor relations page of our corporate information website at http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-sec.
You are cordially invited to attend the Special Meeting, and if you plan to attend the Special Meeting in person, you may find directions by going to the Special Meeting of Stockholders section of the Investor Relations page of our corporate information website at http://phx.corporate-ir.net/phoenix.zhtml?c=122359&p=irol-sec. If you do not expect to attend, or if you plan to attend but desire the proxy holders to vote your shares, please date and sign your proxy card and return it in the enclosed postage-paid envelope. You may also vote electronically through the Internet or by telephone, as described in the accompanying materials. Returning a signed proxy card or voting electronically will not affect your right to vote in person in the event you find it convenient to attend. Please vote promptly to avoid the expense of additional proxy solicitation.
On behalf of our Board of Directors, thank you for your participation in this important process.

By order of the Board of Directors

/s/ Gary S. Guthart, Ph.D.
Gary S. Guthart, Ph.D.
President and Chief Executive Officer
Sunnyvale, California
August [ ], 2017
Please note that attendance at the Special Meeting will be limited to stockholders as of the record date, or their authorized representatives, and guests of Intuitive Surgical, Inc.

INTUITIVE SURGICAL, INC.

PROXY STATEMENT For Special Meeting of Stockholders to be Held September 22, 2017 at 3:00 p.m. Pacific Time
This proxy statement is delivered to you by Intuitive Surgical, Inc., a Delaware corporation (“we,” “us,” “our,” “our company” or “Intuitive Surgical”), in connection with our Special Meeting of Stockholders to be held on Friday, September 22, 2017, at 3:00 p.m. Pacific Time at our corporate offices located at 1020 Kifer Road, Sunnyvale, California 94086 (the “Special Meeting”). The Special Meeting is being held for the purpose of approving a proposal to further amend our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock that we may issue from 100 million shares to 300 million shares for the purpose of, among other things, effecting a three-for-one stock split of our issued and outstanding Common Stock as part of the amendment (the “Proposal”), and to transact such other business as may properly come before the meeting or any adjournments thereof. The Board of Directors of Intuitive Surgical is soliciting proxies to be voted at the Special Meeting. The approximate mailing date for this proxy statement and the enclosed proxy is August 30, 2017.
If your shares of Common Stock are registered directly in your name you are considered, with respect to those shares, the stockholder of record. Stockholders of record may vote in person at the Special Meeting or by proxy using the enclosed proxy card, by telephone or electronically through the Internet.
The deadline for stockholders of record to vote by telephone or electronically through the Internet is 11:59 p.m., Eastern Time, on September 21, 2017. Set forth below is a summary of the three voting methods which stockholders of record may utilize to submit their votes by proxy:
Vote by Telephone - You may vote by proxy by calling the toll-free number found on the voting instruction form. Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card (which contains your control number) in hand when you call, and follow the instructions provided.
Vote Electronically through the Internet - You may vote by proxy via the Internet by visiting www.proxyvote.com. Use the Internet to vote your proxy 24 hours a day, 7 days a week. Have your proxy card (which contains your control number) in hand when you access the Web site. Follow the instructions to obtain your records and to create an electronic voting instruction form. The Internet voting procedures comply with Delaware law.
Vote by Mail - Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided you.
We urge you to vote promptly using one of these methods to ensure your vote is counted.
If you vote by telephone or electronically through the Internet, you do not need to return your proxy card.
Please note that although there is no charge to you for voting by telephone or electronically through the Internet, there may be costs associated with electronic or telephonic access such as usage charges of Internet service providers and telephone companies. We do not cover these costs; they are solely your responsibility.
If your shares of Common Stock are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and you should have received these proxy materials from that organization rather than us. The organization holding your shares is considered the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct the organization holding your shares on how to vote the shares held in your account using the voting instructions received from such organization. You may vote in person at the Special Meeting only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares at the Special Meeting.
If a proxy in the accompanying form is duly executed and returned, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted FOR the proposal. If you are a stockholder of record, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•	delivering written notice of revocation to our Corporate Secretary at 1020 Kifer Road, Sunnyvale, California 94086;

•	submitting a later dated proxy; or

•	attending the Special Meeting and voting in person.
Attendance at the Special Meeting will not in itself constitute a revocation of your proxy. If your shares are held in street name and you want to change your vote, please contact your broker, bank or other nominee to find out how to do so. We will incur the cost of this solicitation of proxies that will be made by mail. In addition, our officers and other regularly engaged employees may, in a limited number of instances, solicit proxies personally or by telephone. We will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our Common Stock. We have retained Mackenzie Partners, Inc. to solicit proxies for a fee of $12,000 plus a reasonable amount to cover out-of-pocket expenses for proxy solicitation services.
Only stockholders of record at the close of business on August 25, 2017, will be entitled to vote at the Special Meeting. There were [ ] shares of Common Stock outstanding on that date. Each share of Common Stock is entitled to one vote. The presence in person or by proxy of holders of a majority of the outstanding shares of stock entitled to vote is necessary to constitute a quorum for the Special Meeting. A quorum must be established to consider any matter.
The Proposal will be considered as having passed if it receives the affirmative “for” vote of the holders of a majority of the stock of the Company entitled to vote.
If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote your uninstructed shares on “routine” matters but cannot vote on “non-routine” matters. The Proposal is considered a “routine” matter under applicable rules. If the organization that holds your shares does not receive instructions from you on how to vote your shares on the Proposal, the organization that holds your shares will be able to vote your shares on the Proposal. Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. Accordingly, no broker non-votes will likely result from this proposal. A properly executed proxy marked “Abstain” with respect to the Proposal will not be voted, although it will be counted for purposes of determining whether there is a quorum. The Proposal will be determined by a majority of the stock of the Company entitled to vote as described in the preceding paragraph, and proxies marked “Abstain” as to the Proposal will have the same effect as a vote cast against the Proposal.
By properly signing and returning the enclosed proxy card or by voting through the Internet or by telephone, you are giving the persons who are designated by the Board of Directors as proxies the authority to vote your shares in the manner that you indicate on your proxy card. The Board of Directors has designated Gary G. Guthart, Ph.D. and Alan C. Mendelson to serve as proxies for the Special Meeting. If any other matters properly come before the Special Meeting or any postponement or adjournment of the meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters. The proxy confers discretionary authority to the persons designated in our proxy to vote with respect to all other matters that may properly come before the Special Meeting.
Our principal executive office is located at 1020 Kifer Road, Sunnyvale, California 94086.

PROPOSAL NO. 1
AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Description of the Proposed Amendment
Our Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) currently authorizes the issuance of up to 100 million shares of Common Stock, $0.001 par value per share (“Common Stock”) and 2.5 million shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”).
On August 11, 2017, our Board of Directors adopted resolutions approving, subject to stockholder approval at the Special Meeting, an amendment (the “Amendment”) to the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 100 million shares to 300 million shares for the purpose of, among other things, effecting a three-for-one split of our issued and outstanding Common Stock as part of such amendment. The Amendment would not affect the number of authorized shares of Preferred Stock. Currently, there are no shares of Preferred Stock issued and outstanding. The Board of Directors determined that the Amendment is advisable and in the best interests of Intuitive Surgical and directed that the proposed Amendment be submitted for approval by stockholders at the Special Meeting. The full text of the Amendment to the Certificate of Incorporation is set forth in Appendix A to this Proxy Statement.
Purposes and Effects of the Proposed Amendment
Our Board of Directors has approved, subject to stockholder approval of the Amendment, a three-for-one split of our issued and outstanding Common Stock (the “Stock Split”) to be effected as part of the Amendment. If our stockholders approve the Amendment, the Amendment will become effective on the date that it is filed with the Secretary of State of the State of Delaware, and each stockholder of record at the close of business on such date will become the record owner of, and be entitled to receive, two additional shares of Common Stock for each share of Common Stock then owned of record by such stockholder. If the Amendment is approved, the Company currently anticipates filing the Amendment with the Secretary of State of the State of Delaware on September 29, 2017.
All shares issued as a result of the proposed Stock Split will be issued in book-entry form, either through the Direct Registration System (“DRS”) or as a credit to an existing account of a stockholder of record. Consequently, certificates representing shares of Common Stock currently issued should be retained by each stockholder and should not be returned to the Company or to its transfer agent, as it will not be necessary to submit outstanding certificates for exchange.
Our Board of Directors is recommending the proposed increase in the number of authorized shares of Common Stock to provide adequate shares of Common Stock for the Stock Split and to give Intuitive Surgical the flexibility to issue shares of Common Stock for future corporate needs. As a general matter, the Board of Directors would be able to issue these additional shares of Common Stock in its discretion from time to time without further action or approval of our stockholders, subject to and as limited by any rules or listing requirements of the NASDAQ Stock Market or of any other applicable rules or regulations.
The Stock Split. The trading price of our Common Stock has risen significantly over the past several years. Our Board of Directors regularly evaluates the effect of the trading price of our Common Stock on the liquidity and marketability of our Common Stock and believes the considerable price appreciation has made our Common Stock less affordable and, therefore, attractive to fewer investors. The closing market price of our Common Stock on August 25, 2017, was $[ ] as reported on the NASDAQ Global Select Market. The Board of Directors believes that effecting the Stock Split would make our shares more affordable and attractive to a broader group of potential investors, increase liquidity in the trading of our Common Stock and increase the attractiveness of our employee equity awards. The Board of Directors believes it is in our best interests to increase the number of authorized shares of Common Stock to accommodate the Stock Split.
Effects of the Stock Split. Following the payment date of the Stock Split, each stockholder will own three times the number shares of our Common Stock such stockholder held prior to the effective date. However, the Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership of our Common Stock. Proportionate voting rights and other rights and preferences of the holders of our Common Stock will not be affected by the Stock Split. The number of stockholders of record will also not be affected by the Stock Split. The Stock Split will also proportionately increase the number of shares of Common Stock available for issuance under our equity compensation plans.
Assuming the proposed Amendment is adopted and we effect the Stock Split, based on the shares of Common Stock outstanding as of July 31, 2017, the following number of shares of Common Stock would be authorized, outstanding and available for future issuance after the Stock Split:

	Shares of Common Stock as of July 31, 2017
	Pre-Amendment & Pre-Stock Split	Post-Amendment & Post-Stock Split
Common Stock authorized	100,000,000	300,000,000

Common Stock outstanding	37,229,982	111,689,946

Common Stock available for future grant:
2009 Employment Commencement Incentive Plan	32,290	96,870
2010 Incentive Award Plan	2,150,467	6,451,401
2000 Non-employee Directors’ Stock Option Plan	44,018	132,054
2000 Employee Stock Purchase Plan	544,259	1,632,777

Total Common Stock authorized and available for issuance (1)	59,998,984	179,996,952

(1)	Assumes all of the shares of Common Stock available for grant pursuant to our equity compensation plans are in fact issued.
 Accounting Consequences of Stock Split. The par value per share of our Common Stock will remain unchanged at $0.001 per share after the Stock Split. As a result, on the payment date of the Stock Split, the stated capital on our consolidated balance sheet attributable to Common Stock will be increased proportionately and the additional paid-in-capital account will be decreased by the amount by which the stated capital is increased. Per share net income or loss will be decreased for current and prior periods because there will be additional shares of our Common Stock outstanding. We do not anticipate that any other accounting consequences, including changes to the amount of stock-based compensation expense to be recognized in any period, will arise as a result of the Stock Split.
Reservation of Right to Abandon Stock Split. We reserve the right to not proceed with the Amendment and to abandon the Amendment, including the Stock Split, without further action by our stockholders at any time before the effectiveness of the filing of the Amendment with the Secretary of State of the State of Delaware, even if the authority to effect the Amendment is approved by our stockholders at the Special Meeting. By voting in favor of the Amendment, you are expressly also authorizing our Board of Directors to delay, not proceed with, and abandon, the proposed Amendment and the Stock Split if it should so decide, in its sole discretion, that such action is in the best interests of our company and its stockholders. If the Board elects to abandon the Amendment, the number of authorized shares of Common Stock will remain 100,000,000 and the Stock Split will not be effected.
Other Purposes. After completion of the Stock Split, the remaining newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, capital-raising or financing transactions involving Common Stock, convertible securities or other equity securities, stock splits, stock dividends and current or future equity compensation plans. Our Board of Directors believes that these additional shares will provide Intuitive Surgical with needed flexibility to issue shares in the future without the potential expense or delay incident to obtaining stockholder approval for any particular issuance. We may issue the additional shares, together with currently authorized but unused and unreserved shares, at such time, to such persons and for such consideration as the Board of Directors may determine to be in our best interests without further stockholder approval, except as otherwise required by law or stock exchange rules. Except for shares of Common Stock available for grant pursuant to our equity compensation plans and shares of Common Stock to be issued to effect the Stock Split, Intuitive Surgical does not currently have any other plans, agreements, commitments or understandings with respect to the issuance of the additional shares (or the currently authorized but unissued shares) of Common Stock, nor does Intuitive Surgical currently have any plans, arrangements, commitments or understandings with respect to the issuance of any shares of Preferred Stock.
Rights of Additional Authorized Shares of Common Stock
Any additional authorized shares of Common Stock, if and when issued, would be part of our existing class of Common Stock, and would have the same rights and privileges as the currently outstanding shares of Common Stock. The holders of Common Stock are not entitled to preemptive rights or cumulative voting.
Potential Effects of Future Issuances
The Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership of our Common Stock. However, other future issuances of shares of Common Stock or securities convertible into shares of Common Stock could have a dilutive effect on Intuitive Surgical’s earnings per share, book value per share and the voting power and interest of current stockholders. While we do not intend the Amendment to deter or to prevent a change in control, we could use the additional shares of Common Stock (as we could use the currently authorized but unissued shares of our stock) to hinder persons seeking to acquire or take control of our company or to dilute voting power of the outstanding shares. We are not aware of any efforts to obtain control of our company and we have not made this proposal in response to any such efforts.
Effective Date of Proposed Amendment and Issuance of Shares for Stock Split
If the Amendment is adopted by the required vote of stockholders, such Amendment will become effective on the date the Amendment is filed with the Secretary of State of the State of Delaware, which will become the record date for the determination of the owners of Common Stock entitled to additional shares. If the Amendment is approved, the Company currently anticipates that the record date will be September 29, 2017, and the distribution date for such additional shares will be October 5, 2017. Our Board of Directors reserves the right, notwithstanding stockholder approval of the Amendment to the Certificate of Incorporation, and without further action by the stockholders, to elect not to proceed with the Amendment if, at any time prior to filing the Amendment, the Board of Directors determines that it is no longer in the best interests of the Company and stockholders to proceed with the Stock Split.
Please do not destroy or send your existing stock certificates to the Company. If the Amendment is adopted, those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you. All shares issued as a result of the proposed Stock Split will be issued in book-entry form, either through DRS or as a credit to an existing stockholder of record account. You will receive information about the additional shares to which you are entitled on or around the distribution date.
If the amendment is approved, the Company will provide additional details about the implementation of the Stock Split on its website following the Special Meeting.
IMPORTANT NOTE: PLEASE DO NOT DESTROY OR RETURN YOUR EXISTING STOCK CERTIFICATES. CERTIFICATES REPRESENTING SHARES OF COMMON STOCK ISSUED PRIOR TO THE STOCK SPLIT WILL CONTINUE TO REPRESENT THE SAME NUMBER OF SHARES OF COMMON STOCK AFTER THE EFFECTIVE DATE OF THE STOCK SPLIT.
Vote Required
Approval of the Amendment to the Amended and Restated Certificate of Incorporation requires the affirmative vote of the holders of a majority of the outstanding stock of the Company entitled to vote thereon.
Recommendation of the Board
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 100 MILLION SHARES TO 300 MILLION SHARES FOR THE PURPOSE OF, AMONG OTHER THINGS, EFFECTING A THREE-FOR-ONE SPLIT OF OUR ISSUED AND OUTSTANDING COMMON STOCK AS PART OF SUCH AMENDMENT.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The information in the following table sets forth the ownership of our common stock, as of July 31, 2017, by: (i) any person who is known by us to be the beneficial owner of more than five percent of our common stock; (ii) each of our Named Executive Officers named in the Compensation Discussion and Analysis section of our definitive proxy statement on Schedule 14A for our 2017 Annual Meeting of Stockholders filed with the SEC on March 3, 2017; (iii) each of our directors; and (iv) all executive officers and directors as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. For the purposes of calculating the percent ownership, as of July 31, 2017, approximately 37.7 million shares were issued and outstanding, including any individual who beneficially owns shares represented by options exercisable or RSUs vested within 60 days of July 31, 2017, these shares are treated as if outstanding for that person, but not for any other person.
The following table indicates those owners and their total number of beneficially owned shares, including shares subject to options exercisable or RSUs vested within 60 days of July 31, 2017; however, unless otherwise indicated, these shares do not include any options awarded after July 31, 2017:

	Beneficial Ownership
Beneficial Owner	Number of Shares		Percent of Total
T. Rowe Price Associates, Inc.	5,203,078	(1)	13.8%
BlackRock, Inc.	2,866,265	(2)	7.6%
The Vanguard Group, Inc.	2,473,511	(3)	6.6%
FMR LLC	2,234,108	(4)	5.9%
Lonnie M. Smith	300,016	(5)	0.8%
Gary S. Guthart, Ph.D.	268,897	(6)	0.7%
David J. Rosa	100,480	(7)	0.3%
Marshall L. Mohr	64,055	(8)	0.2%
Mark J. Meltzer	53,103	(9)	0.1%
Craig H. Barratt, Ph.D.	16,400	(10)	*
Amal M. Johnson	15,296	(11)	*
Alan J. Levy	9,097	(12)	*
Mark J. Rubash	8,160	(13)	*
Salvatore J. Brogna	2,107	(14)	*
Michael A. Friedman	1,441	(15)	*
Keith R. Leonard, Jr.	854	(16)	*
Jami Dover Nachtsheim	—		*
All executive officers and directors as a group (15 persons)	846,783	(17)	2.2%

(*)	Represents less than 0.1% of the issued and outstanding shares.

(1)
Based on information provided by T. Rowe Price Associates, Inc. (“T. Rowe Price”), 100 East Pratt Street, Baltimore, MA 21202, in a Schedule 13G filed with the SEC on February 7, 2017, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2016. According to such schedule 13G, T. Rowe Price has sole power to vote or direct the vote with respect to 1,659,268 shares and sole power to dispose or direct the disposition with respect to 5,203,078 shares.

(2)
Based on information provided by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10022, in a Schedule 13G filed with the SEC on January 25, 2017, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2016. According to such schedule 13G, Blackrock has sole power to vote or direct the vote with respect to 2,515,029 shares and sole power to dispose or direct the disposition with respect to 2,866,265 shares.

(3)
Based on information provided by The Vanguard Group Inc. (“Vanguard”), 100 Vanguard Boulevard, Malvern, PA 19335, in a Schedule 13G filed with the SEC on February 10, 2017, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2016. According to such schedule 13G, Vanguard has sole power to vote or direct the vote with respect to 59,849 shares, shared power to vote or direct the vote with respect to 8,560 shares, sole power to dispose or direct the disposition with respect to 2,406,284 shares, and shared power to dispose or direct the disposition with respect to 67,227 shares.

(4)
Based on information provided by FMR LLC (“Fidelity”), 245 Summer Street, Boston, Massachusetts 02210, in a Schedule 13G filed with the SEC on February 14, 2017, reporting beneficial ownership of Intuitive Surgical's stock as of December 31, 2016. According to such schedule 13G, Fidelity has sole power to vote or direct the vote with respect to 222,728 shares and sole power to dispose or direct the disposition with respect to 2,234,108 shares.

(5)
Includes 163,543 shares held by Lonnie & Cheryl Smith Community Property, 972 shares in GRAT Paylink, 11,441 shares held by Lonnie M Smith Heartflow III GRAT; 38 shares held by Lonnie M. Smith TDC GRAT, 30,000 shares held by McKram Investors on behalf of Lonnie & Cheryl Smith, 15,000 shares held by McKram Investors II on behalf of Lonnie & Cheryl Smith, 6,030 shares held in a Charitable Remainder Unitrust; 500 shares held in the Lonnie & Cheryl Smith Education Trust, 2,700 shares held in the Lonnie M. Smith Poly-Wood GRAT, 28,799 shares held directly by Lonnie Smith, 15,000 shares held by the Lonnie M. Smith Equalization GRAT II, 15,000 shares held by the Lonnie M. Smith Equalization GRAT 11, as well as 10,993 shares issuable pu rsuant to options exercisable within 60 days of July 31, 2017. Mr. Smith disclaims beneficial ownership of the shares held by the Smith Family Foundation except to the extent of his pecuniary interest therein.

(6)	Includes 83,823 shares directly owned and 185,074 shares issuable pursuant to options exercisable within 60 days of July 31, 2017.

(7)	Includes 2,648 shares directly owned and 97,457 shares issuable pursuant to options exercisable within 60 days of July 31, 2017, and 375 shares of RSUs vested within 60 days of July 31, 2017.

(8)
Includes 2,172 shares directly owned, 242 shares owned by Mr. Mohr’s son and 61,641 shares issuable pursuant to options exercisable within 60 days of July 31, 2017. Mr. Mohr disclaims beneficial ownership of the shares held by his son except to the extent of his pecuniary interest therein.

(9)	Includes 2,296 shares directly owned and 50,807 shares issuable pursuant to options exercisable within 60 days of July 31, 2017.

(10)
Includes 2,141 shares held by the Barratt-Oakley Trust dated November 29, 2004, of which Mr. Barratt is a trustee and has voting and investment authority over the shares held by the trust, as well as 14,259 shares issuable pursuant to options exercisable within 60 days of July 31, 2017.

(11)	Includes 2,787 shares directly owned and 12,509 shares issuable pursuant to options exercisable within 60 days of July 31, 2017.

(12)	Includes 2,213 shares directly owned and 6,884 shares issuable pursuant to options exercisable within 60 days of July 31, 2017.

(13)	Includes 1,151 shares directly owned and 7,009 shares issuable pursuant to options exercisable within 60 days of July 31, 2017.

(14)	Includes 469 shares directly owned and 1,638 shares issuable pursuant to options exercisable within 60 days of July 31, 2017.

(15)	Includes 977 shares directly owned and 464 shares issuable pursuant to options exercisable within 60 days of July 31, 2017.

(16)	Includes 427 shares directly owned and 427 shares issuable pursuant to options exercisable within 60 days of July 31, 2017.

(17)	Includes 455,361 shares issuable pursuant to options exercisable within 60 days of July 31, 2017, and 375 RSUs vested within 60 days of July 31, 2017.

NOMINATIONS AND STOCKHOLDER PROPOSALS FOR 2018 ANNUAL MEETING
Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), may submit to the Board proposals to be considered for submission to the stockholders at the 2018 Annual Meeting of Stockholders. In order to be considered for inclusion in the proxy material to be disseminated by the Board, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Corporate Secretary at:
Intuitive Surgical, Inc.
Attn: Corporate Secretary
1020 Kifer Road
Sunnyvale, CA 94086-5301
and must be received no later than November 9, 2017. Your notice must include:
•your name and address and the text of the proposal to be introduced;
•the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and
•a representation that you intend to appear in person or by proxy at the Annual Meeting to introduce the proposal specified in your notice.
The chairperson of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting outside the processes of Rule 14a-8. To be considered timely under these provisions, the stockholder’s notice must be received by our Corporate Secretary at our principal executive offices at the address set forth above no earlier than December 21, 2017, and no later than January 22, 2018. If the date of our 2018 Annual Meeting is more than 30 days before or more than 60 days after April 20, 2018, the stockholder’s notice must be received not later than the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such annual meeting was first made. A stockholder providing such notice must also further update and supplement such notice so that the information provided or required to be provided is true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by our Corporate Secretary at our principal executive offices not later than 5 business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date) and not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof). Our Bylaws also specify requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director or to bring any other item before an annual meeting, other than proposals intended to be included in the proxy materials pursuant to Rule 14a-8, review a copy of our Bylaws, as amended and restated to date, which can be found at www.intuitivesurgical.com or, without charge, from our Corporate Secretary at the address above.
In addition, our Bylaws permit certain of our stockholders who have beneficially owned 3% or more of our outstanding common stock continuously for at least three years to submit nominations to be included in the our proxy materials for up to 25% of the total number of directors then serving. Notice of proxy access director nominations for the 2018 annual meeting of stockholders must be delivered to our Corporate Secretary at our principal executive offices at the address noted above no earlier than December 21, 2017, and no later than the close of business on January 22, 2018. The notice must set forth the information required by our Bylaws with respect to each proxy access director nomination that an eligible stockholder or stockholders intend to present at the 2018 annual meeting of stockholders and must otherwise be in compliance with our Bylaws.

OTHER BUSINESS
Our Board of Directors does not know of any other matter to be acted upon at the meeting. However, if any other matter shall properly come before the meeting, the proxy holders named in the proxy accompanying this proxy statement will have authority to vote all proxies in accordance with their discretion.

By order of the Board of Directors

/s/ Gary S. Guthart, Ph.D.
Gary S. Guthart, Ph.D.
President and Chief Executive Officer
Sunnyvale, California
August [ ], 2017

Appendix A
STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Intuitive Surgical, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:
FIRST: That Paragraph (A) of Article Four of Exhibit A of the Amended and Restated Certificate of Incorporation is hereby amended to read in its entirety as follows:
“A. Classes of Stock. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is three hundred two million five hundred thousand (302,500,000) shares, of which three hundred million (300,000,000) shares shall be Common Stock, par value $0.001 per share, and two million five hundred thousand (2,500,000) shares shall be Preferred stock, par value $0.001 per share. At the effective time of this Certificate of Amendment (the “Effective Time”), each issued and outstanding share of the corporation’s Common Stock shall be divided into three (3) validly issued, fully paid and non-assessable shares of Common Stock reflecting a three (3) for one (1) stock split (the “Stock Split”). The Stock Split shall occur without any further action on the part of the corporation or the holders of shares of Common Stock and whether or not certificates representing such holders’ shares prior to the Stock Split are surrendered for cancellation.”
SECOND: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed this [ ] day of September, 2017.

By:

Mark J. Meltzer
Senior Vice President, General Counsel, and Chief Compliance Officer

INTUITIVE SURGICAL, INC.
1020 KIFER ROAD
SUNYVALE, CA 94086

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
1. To approve the adoption of an amendment to our Amended and Restated Certificate of Incorporation to increase the number of authorized shares of our common stock from 100,000,000 shares to 300,000,000 shares for the purpose of effecting a three-for-one split of our common stock.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000342907_1 R1.0.1.15

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com

INTUITIVE SURGICAL, INC.
Special Meeting of Stockholders
September 22, 2017 3:00 P.M. Pacific Daylight Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Gary S. Guthart, Ph. D. and Alan C. Mendelson, or either of them, as proxies, each with the power to appoint his substitute, to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Intuitive Surgical, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 3:00 P.M., Pacific Daylight Time on September 22, 2017, at Intuitive Surgical Inc., 1020 Kifer Rd., Sunnyvale, CA 94086, or any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted "FOR" Proposal 1 in accordance with the Board of Directors' recommendation.

Any additional business as properly may come before the Special Meeting of Stockholders or any adjournment or postponement thereof will be voted in accordance with the judgment of the person voting the proxy. You may revoke this proxy at any time prior to commencement of voting at the Special Meeting of Stockholders or any adjournment or postponement thereof.

Continued and to be signed on reverse side

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